FORM OF AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the ___ day of ___, 2017, by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013, December 1, 2015, April 10, 2017, and July 28, 2017 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to change the name of the Institutional Class of common stock to G Class and amend the fee schedule for such class for the series of shares titled NT Diversified Bond Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the elimination of the R6 Class of the series of shares titled NT Diversified Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule C. Schedule C to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule C attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Investment Trust

Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

Schedule C
Complex Fee Schedules

ALL FUNDS EXCEPT DIVERSIFIED BOND, NT DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

		Rate Schedules
Complex Assets	All Other Classes	R5 Class	G Class	I Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.2100%	0.0600%	0.1100%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.2000%	0.0500%	0.1000%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.1985%	0.0485%	0.0985%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.1970%	0.0470%	0.0970%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.1870%	0.0370%	0.0870%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.1800%	0.0300%	0.0800%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.1700%	0.0200%	0.0700%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.1650%	0.0150%	0.0650%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.1600%	0.0100%	0.0600%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.1550%	0.0050%	0.0550%
Thereafter	0.2500%	0.0500%	0.0000%	0.1500%	0.0000%	0.0500%

ALL FUNDS EXCEPT DIVERSIFIED BOND, NT DIVERSIFIED BOND AND U.S. GOVERNMENT MONEY MARKET FUND

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
Prime Money Market Fund	Yes	No	Yes	Yes	No	No	No	No	No
High-Yield Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Core Plus Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	No	No
Short Duration Fund	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	No

U.S. GOVERNMENT MONEY MARKET FUND ONLY

Rate Schedules
Complex Assets	All Classes Inv/A/C/G
First $2.5 billion	0.3100%
Next $7.5 billion	0.3000%
Next $15.0 billion	0.2985%
Next $25.0 billion	0.2970%
Next $25.0 billion	0.2870%
Next $25.0 billion	0.2800%
Next $25.0 billion	0.2700%
Next $25.0 billion	0.2650%
Next $25.0 billion	0.2600%
Next $25.0 billion	0.2550%
Thereafter	0.2500%

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
U.S. Government Money Market Fund	Yes	No	Yes	Yes	Yes	No	No	No	No

DIVERSIFIED BOND AND NT DIVERSIFIED BOND ONLY

Rate Schedules

Complex Assets	All Other Classes	I Class	G Class	R5 Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.1100%	0.0600%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.1000%	0.0500%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.0985%	0.0485%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.0970%	0.0470%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.0870%	0.0370%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.0800%	0.0300%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.0700%	0.0200%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.0650%	0.0150%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.0600%	0.0100%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.0550%	0.0050%	0.0250%
Thereafter	0.2500%	0.0500%	0.0000%	0.0500%	0.0000%	0.0200%

Series	Investor Class	G Class	I Class	A Class	C Class	R Class	R5 Class	R6 Class	T Class	Y Class
Diversified Bond Fund	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
NT Diversified Bond Fund	No	Yes	No	No	No	No	No	No	No	No